Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Results

For the Fiscal Year Ended March 31, 2014

Net Income of $37.8 Million on Net Sales of $412.7 Million

Hampton, VA, June 3, 2014 – Measurement Specialties, Inc. (NASDAQ: MEAS) (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announces results for the three and twelve months ended March 31, 2014.

The Company reported an increase in consolidated net sales of $65.7 million, or 18.9%, to a record $412.7 million for the twelve months ended March 31, 2014, as compared to last year. Excluding sales attributed to the RTD, Spectrum and Sensotherm acquisitions of approximately $42.3 million for the year ended March 31, 2014 and $7.8 million in sales for RTD for the year ended March 31, 2013, organic sales increased $31.2 million or approximately 9.2%. For the twelve months ended March 31, 2014, the Company reported net income of $37.8 million, or $2.26 per diluted share, as compared to net income of $34.2 million, or $2.12 per diluted share last year.

The Company reported an increase in consolidated net sales of $15.9 million, or 17.9%, to $104.9 million for the three months ended March 31, 2014, as compared to the corresponding period of last year. Excluding sales attributed to the Spectrum and Sensotherm acquisitions of approximately $6.5 million for the three months ended March 31, 2014, organic sales increased $9.4 million or approximately 10.6%. For the three months ended March 31, 2014, the Company reported net income of $9.3 million, or $0.56 per diluted share, as compared to net income of $9.1 million, or $0.56 per diluted share, for the same period last year.

As detailed in the attached Reconciliation of Non-GAAP Financial Measures and in our SEC Form 10-K, there were several items recorded during the twelve months ended March 31, 2014 and 2013 impacting our net income, including gains relating to the fair value adjustments to acquisition earn-outs, restructuring charges, overlapping costs with site restructurings and impairment of asset held for sale. The net impact to earnings after income taxes for the year ended March 31, 2014 and 2013 for these adjustments was an increase of $8.1 million and $5.1 million, respectively, or approximately $0.49 and $0.31 , respectively, per diluted share.

Frank Guidone, Company CEO commented, “We are pleased with our fiscal 2014 performance. With strong 4th quarter bookings, momentum on development programs and contribution from the Wema acquisition announced yesterday, we believe we are well positioned to deliver solid growth and strong earnings performance in fiscal 2015, with acceleration in fiscal 2016 through integration. With the addition of Wema for the remaining 10 months of fiscal 2015, we are raising sales guidance to approximately $540 million, and expect to achieve Adjusted EBITDA margin of approximately 19% on a consolidated basis.”

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA 23666     •     www.meas-spec.com

Bookings are orders the Company has accepted from customers and are supported by purchase orders.

On June 3, 2014, the Company filed its Form 10-K for the three and twelve months ended March 31, 2014. Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-K for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Tuesday, June 3, 2014 at 10:00 AM Eastern to answer questions regarding the results reported in our Form 10-K for the three and twelve months ended March 31, 2014.  US dialers: (877) 407-9210; International dialers (201) 689-8049.  Interested parties may also listen via the Internet at: www.investorcalendar.com.  The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and entering the conference ID 13583944, and on Investorcalendar.com.

About Measurement Specialties: Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as measuring pressure, linear/rotary position, force, torque, piezoelectric polymer film sensors, custom microstructures, load cells, vibrations and acceleration, optical absorption, humidity, gas concentration, gas flow rate, temperature, fluid properties and fluid level. MEAS uses multiple advanced technologies - piezoresistive silicon, polymer and ceramic piezoelectric materials, application specific integrated circuits, micro-electromechanical systems (“MEMS”), foil strain gauges, electromagnetic force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, anisotropic magneto-resistive devices, electromagnetic displacement sensors, hygroscopic capacitive structures, ultrasonic measurement systems, optical measurement systems, negative thermal coefficient (“NTC”) ceramic sensors, 3-6 DOF (degree of freedom) force/torque structures, complex mechanical resonators, magnetic reed switches, high frequency multipoint scanning algorithms, and high precision submersible hydrostatic level detection – to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact: Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA 23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	(Unaudited)
(Amounts in thousands, except per share amounts )	2014	2013	2014	2013
Net sales	$104,865	$88,969	$412,665	$346,968
Cost of goods sold	61,199	53,159	240,739	204,879
Gross profit	43,666	35,810	171,926	142,089
Selling, general, and administrative expenses	30,813	25,944	121,894	101,537
Operating income	12,853	9,866	50,032	40,552
Interest expense, net	731	621	3,213	2,693
Foreign currency exchange loss (gain)	436	(345)	1,137	(110)
Equity income in unconsolidated joint venture	(201)	(122)	(676)	(656)
Impairment of asset held for sale	-	-	-	489
Acquisition earn-out adjustment	-	(662)	(1,161)	(4,384)
Other income	(197)	49	(510)	(19)
Income before income taxes	12,084	10,325	48,029	42,539
Income tax expense	2,755	1,202	10,274	8,346
Net income	$9,329	$9,123	$37,755	$34,193

Earnings per common share - Basic:
Net income - Basic	$0.59	$0.59	$2.39	$2.22
Net income - Diluted	$0.56	$0.56	$2.26	$2.12

Weighted average shares outstanding - Basic	15,892	15,481	15,795	15,381
Weighted average shares outstanding - Diluted	16,764	16,259	16,685	16,158

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA 23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
(Amounts in thousands)	2014	2013

ASSETS

Current assets:
Cash and cash equivalents	$49,964	$36,028
Accounts receivable trade, net of allowance for
doubtful accounts of $827 and $1,040, respectively	65,451	56,134
Inventories, net	68,280	55,984
Deferred income taxes, net	1,719	1,919
Prepaid expenses and other current assets	6,097	4,593
Other receivables	1,407	1,532
Asset held for sale	-	940
Promissory note receivable	33	-
Total current assets	192,951	157,130

Property, plant and equipment, net	77,253	64,329
Goodwill	179,816	153,924
Acquired intangible assets, net	74,900	56,017
Deferred income taxes, net	3,940	3,781
Investment in unconsolidated joint venture	2,520	2,657
Promissory note receivable	712	-
Other assets	9,568	7,704
Total assets	$541,660	$445,542

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA 23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
(Amounts in thousands, except share amounts)	2014	2013

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$138	$224
Current portion of capital lease obligations	239	21
Current portion of earn-out contingencies	-	1,122
Current portion of deferred acquisition payment	-	1,500
Accounts payable	32,967	26,601
Accrued expenses	6,337	6,579
Accrued compensation	17,251	10,315
Income taxes payable	703	313
Deferred income taxes, net	152	263
Restructuring liabilities	84	396
Other current liabilities	3,481	3,255
Total current liabilities	61,352	50,589

Revolver	105,000	78,000
Long-term debt, net of current portion	20,000	20,064
Capital lease obligations, net of current portion	275	7
Deferred income taxes, net	13,025	11,267
Other liabilities	5,462	5,291
Total liabilities	205,114	165,218

Equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 15,934,051 shares
and 15,553,677 shares issued and outstanding	-	-
Additional paid-in capital	118,960	108,287
Retained earnings	200,961	163,206
Accumulated other comprehensive income	16,625	8,831
Total equity	336,546	280,324
Total liabilities and shareholders' equity	$541,660	$445,542

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA 23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended March 31,
(Amounts in thousands)	2014	2013
Cash flows from operating activities:
Net income	$37,755	$34,193
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	20,433	17,870
Non-cash equity based compensation	7,374	4,733
Acquisition earn-out adjustment	(1,161)	(4,384)
Impairment of asset held for sale	-	489
Deferred income taxes	(2,104)	770
Research tax credits	-	(1,449)
Equity income in unconsolidated joint venture	(676)	(656)
Unconsolidated joint venture distributions	632	828
Net change in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable, trade	(3,796)	(5,023)
Inventories	(5,236)	2,790
Prepaid expenses, other current assets and other receivables	(939)	1,879
Other assets	(2,028)	(171)
Accounts payable	2,928	(4,377)
Accrued expenses, accrued compensation, restructuring, other current and other liabilities	5,872	3,911
Income taxes receivable and payable	(124)	(3,697)
Net cash provided by operating activities	58,930	47,706
Cash flows from investing activities:
Purchases of property and equipment	(17,958)	(12,998)
Acquisition of business, net of cash acquired, and acquired intangible assets	(57,449)	(28,058)
Proceeds from sale of assets, net	190	-
Net cash used in investing activities	(75,217)	(41,056)
Cash flows from financing activities:
Borrowings from revolver and short-term debt	50,000	25,797
Repayments of revolver and capital leases	(23,125)	(29,883)
Repayments of long-term debt	(169)	(547)
Payment of deferred acquisition payment	(1,500)	-
Payment of deferred financing costs	-	(231)
Purchase of company stock	(9,753)	(7,000)
Proceeds from exercise of options and employee stock purchase plan	10,417	7,790
Excess tax benefit from exercise of stock options	2,635	1,329
Net cash provided by (used in) financing activities	28,505	(2,745)

Net change in cash and cash equivalents	12,218	3,905
Effect of exchange rate changes on cash	1,718	(602)
Cash, beginning of year	36,028	32,725
Cash, end of period	$49,964	$36,028

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA 23666     •     www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
(In thousands, except percentages)
Net income	$9,329	$9,123	$37,755	$34,193

Add Back:
Interest	731	621	3,213	2,693
Provision for income taxes	2,755	1,202	10,274	8,346
Depreciation and amortization	5,176	4,659	20,433	17,870
Foreign currency exchange loss (gain)	436	(345)	1,137	(110)
Non-cash equity based compensation	2,038	989	7,374	4,733
Gain on fair value adjustments for earn-outs	-	(662)	(1,161)	(4,384)
Impairment of asset held for sale	-	-	-	489
Restructuring costs	344	396	984	758
Overlapping costs	277	-	827	-
ITAR legal fees, acquisition related costs, dilapidation liability release	(364)	185	525	401
Adjusted EBITDA	$20,722	$16,168	$81,361	$64,989
As % of Net Sales	19.8%	18.2%	19.7%	18.7%

Free Cash Flow
Capital expenditures for new French and Chinese facilities	$(1,272)	$(83)	$(4,591)	$(1,122)
Purchases of property and equipment, excluding new facilities	(4,193)	(1,671)	(13,367)	(11,876)
Purchases of property and equipment	(5,465)	(1,754)	(17,958)	(12,998)
Net cash provided by operating activities	14,713	12,921	58,930	47,706
Free Cash Flow	$9,248	$11,167	$40,972	$34,708

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA 23666     •     www.meas-spec.com

	Three Months Ended	Twelve Months Ended
(Amount in thousands, except per share amounts)	March 31, 2014	March 31, 2014
Net income	$9,329	$37,755

Adjustments:
Acquisition earn-out fair value gain, after income taxes	-	(720)
Restructuring, after income taxes	253	749
Professional fees and dilapidation liability release, after income taxes	(226)	326
Overlapping costs, after income taxes	172	513
Amortization expense, after income taxes	1,794	7,572
Income tax credit for U.K. tax rate change	-	(149)
Income tax credit for release of reserve for Swiss income tax claw-back	-	(156)
Total adjustments	1,993	8,134
Adjusted Net Income	$11,322	$45,889

Net income per diluted share	$0.56	$2.26
Adjusted Net Income per diluted share	$0.68	$2.75

Weighted average shares outstanding - Diluted	16,764	16,685

Total income tax expense (credit) on tax effected adjustments	(588)	(2,368)

	Three Months Ended	Twelve Months Ended
(Amount in thousands, except per share amounts)	March 31, 2013	March 31, 2013
Net income	$9,123	$34,193

Adjustments:
Impairment of asset held for sale, after income taxes	-	303
Acquisition earn-out fair value gain, after income taxes	(464)	(3,047)
Restructuring, after income taxes	305	529
Professional fees related to acquisition, after income taxes	115	249
Amortization expense	1,797	6,720
Swiss income tax claw back and rate change	(529)	324
Total adjustments	1,224	5,078
Adjusted Net Income	$10,347	$39,271

Net income per diluted share	$0.56	$2.12
Adjusted Net Income per diluted share	$0.64	$2.43

Weighted average shares outstanding - Diluted	16,259	16,158

Total income tax expense (credit) on tax effected adjustments	833	(870)

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA 23666     •     www.meas-spec.com

The financial information accompanying this press release includes adjustments for certain items to the Company’s net income (“Adjusted Net Income”) and earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation (“Adjusted EBITDA”), as well as and “Free Cash Flow.” Adjusted EBITDA, Adjusted Net Income and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted Net Income, Adjusted EBITDA and Free Cash Flow measures used by other companies. Adjusted Net Income is derived by adjusting net income for the after income tax impact of acquisition earn-out fair value gains, impairment of asset held for sale, restructuring costs, overlapping costs with restructurings, professional fees related to acquisitions, amortization and discrete income tax adjustments. The after income tax amounts are calculated utilizing the applicable effective tax rates. Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction losses, non-cash equity based compensation, certain legal expenses related to International Traffic in Arms Regulation (ITAR) matters, professional fees related to acquisitions, dilapidation liability release, impairment of asset held for sale and certain restructuring and overlapping costs related to site consolidation, and deducting fair value acquisition earn-out gains and, if applicable, foreign currency gains to the Company’s Net Income. Legal expenses relate to the Company’s previously announced investigation into certain export compliance issues. Overlapping costs reflected are attributable to production transferred from Scotland and Mexico to China operations in connection with restructurings.  These costs generally do not overlap more than two quarters and will not be duplicated in future periods. Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment). The Company believes that Adjusted Net Income and Adjusted EBITDA are important to investors because it provides financial measures that are more representative of the quality of the Company’s earnings, excluding non-cash expenses, fair value of earn-out gains and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period. The Company believes that Adjusted EBITDA is important to investors because it more accurately represents the leverage effect of fixed expenses. With regard to forward looking measures of Adjusted EBITDA and Adjusted EBITDA Margin, a reconciliation to the applicable GAAP financial measures is not provided because it is not available without unreasonable efforts. The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company. A limitation on the use of Free Cash Flow as a measure of financial liquidity is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business. The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA 23666     •     www.meas-spec.com